Exhibit 10.1

November 20, 2012

Titan Machinery, Inc.
644 E. Beaton Dr.

West Fargo, ND 58078

Attn: Ted O. Christianson,

Vice President, Finance

via electronic mail

Re: Wholesale Floor Plan Credit Facility

Dear Mr. Christianson:

Titan Machinery, Inc. (“Titan”) and CNH Capital America LLC (“CNH”) are parties to an Amended and Restated Wholesale Floor Plan Credit Facility and Security Agreement dated November 13, 2007, as amended from time to time, most recently amended in a letter dated October 27, 2011 ( the “Agreement”). This letter will confirm that, effective October 31, 2012, the current total wholesale floor plan credit limit for Titan Machinery is $450,000,000.00.

Very truly yours,

CNH Capital America LLC

/s/ Nicholas Mast
Nicholas Mast, Director Strategic Accounts

Titan Machinery, Inc. agrees to the above described amendment to the Amended and Restated Wholesale Floor Plan Credit Facility and Security Agreement dated November 13, 2007, as amended.

Titan Machinery, Inc.

/s/ Ted O. Christianson
Ted O. Christianson, VP Finance and Treasurer